                                                                   EXHIBIT 99.10


INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES


To the Partners of
Sierra Pacific Pension Investors `84


We have audited the consolidated financial statements of Sierra Pacific Pension Investors '84 and subsidiary, a California limited partnership, and subsidiary, (the "Partnership") as of and for the year ended December 31, 2000 and have issued our report thereon dated March 26, 2001(except with respect to the matter discussed in Note 10, as to which the date is April 19, 2001). Such consolidated financial statements and report are included in your 2000 Annual Report to the Limited Partners and are incorporated herein by reference. Our audit also included the financial statement schedules of Sierra Pacific Pension Investors '84, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ ARTHUR ANDERSEN, LLP


Houston, Texas
March 26, 2001 (except with respect to the matter discussed in Note 10, as to which the date is April 19, 2001.)

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES



To the Partners of
Sierra Pacific Pension Investors '84


We have audited the consolidated financial statements of Sierra Pacific Pension Investors '84 and subsidiary, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and report are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Pension Investors '84, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP


Houston, Texas
February 25, 2000

                                   SCHEDULE II
               SIERRA PACIFIC PENSION INVESTORS '84 AND SUBSIDIARY
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 2000, 1999 and 1998

                                                             Income -
                                                            Producing
                                                            Properties
                                                            ----------
          Allowance for loss - January 1, 1998              $1,880,000

          Provision charged to costs and expenses (1)                0
                                                            ----------
          Allowance for loss - December 31, 1998             1,880,000

          Provision charged to costs and expenses (1)                0
                                                            ----------
          Allowance for Loss - December 31, 1999             1,880,000

          Provision charged to costs and expenses (1)                0
                                                            ----------
          Allowance for loss - December 31, 2000            $1,880,000
                                                            ==========

                                  SCHEDULE III

               SIERRA PACIFIC PENSION INVESTORS '84 AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

--------------------------------------------------------------------------------

                                       Initial Cost                              Gross Amount at
                                     to Partnership (1)  Improvements   Which carried at close of period
                                  ---------------------   Capitalized   --------------------------------
                         Encumb-             Improve-    After Acquis-            Improve-     Total        Accum.        Date
Description              Rances      Land     ments       ition (2)       Land     ments     (3)(4)(5)    Deprec.(5)  Constructed
-----------            ----------  --------  ----------  -------------  --------  ---------  ----------   ----------  -----------
OFFICE BUILDING-
  INCOME - PRODUCING:

Sierra Valencia
Tucson, AZ             $1,349,748  $977,677               4,329,823     $977,677  3,092,087  4,069,764     981,598       11/87

                         Date     Deprec.
Description            Acquired    Life
-----------            --------  --------
OFFICE BUILDING-
  INCOME - PRODUCING:

Sierra Valencia
Tucson, AZ               9/85    3-30 yrs.

(1) The initial cost represents the original purchase price of the property.

(2) The Partnership has capitalized property development costs.

(3) Also represents costs for Federal Income Tax purposes.

(4) A valuation allowance of $1,880,000 was established in 1989 as the appraised value of the properties declined below book value. See Notes 1 and 4 to the financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an exhibit.

(5) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 2000 is as follows:

                             SCHEDULE III continued
               SIERRA PACIFIC PENSION INVESTORS '84 AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

                                         Total Real Estate     Accumulated
                                          Carrying Value       Depreciation
                                         -----------------     ------------
Balance - January 1, 1998                   $ 4,929,987        $ 1,677,364
   Additions during the year                     42,614            203,222
                                                (18,649)           (18,649)
                                            -----------        -----------
Balance - December 31, 1998                   4,953,952          1,861,937
   Additions during the year                    147,606            185,382
   Write off fully depreciated assets        (1,062,956)        (1,062,956)
                                            -----------        -----------
Balance - December 31, 1999                   4,038,602            984,363
   Additions during the year                    127,986             94,059
   Write off fully depreciated assets           (96,824)           (96,824)
                                            -----------        -----------
Balance - December 31, 2000                 $ 4,069,764        $   981,598
                                            ===========        ===========